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                                                                    EXHIBIT 23.2


The Board of Directors
Pathogenesis Corporation:

We consent to the use of our report dated February 2, 1996 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in the method of accounting for investments to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", effective January 1, 1994.


KPMG Peat Marwick LLP


Seattle, Washington
June 3, 1996